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                                                                Exhibit 99.1 (a)
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                        NDC Health Business Description
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NDC Health is the healthcare information business of National Data Corporation
("NDC"). Following the spin-off of Global Payments Inc., NDC's eCommerce businesses, NDC Health will operate as a stand-alone integrated company. NDC Health will continue its focus on providing a full range of services to the healthcare industry through our integrated intelligent network solutions and point of service systems and information management solutions. Our point of service systems, offered directly and indirectly through alliances, are often tightly linked to our intelligent network and serve to enhance our connectivity and increase our transaction volume and data sources.

We provide high volume, network based information solutions and point of service systems to the healthcare industry. Our products and services also include electronic claims processing, eligibility, claims adjudication and payment systems, processing of administrative and clinical transactions, database information reporting on prescription drug sales and pharmacy operations, consulting services, and practice management systems. We provide products and services to pharmacies, physicians, hospitals, integrated delivery systems, managed care organizations, payers, government healthcare agencies, distributors, clinics, Internet portals, pharmaceutical manufacturers and other healthcare providers and those who serve them and who have need for our services.

Our business strategy centers on providing integrated solutions, which means that we believe we offer answers to fulfill all of our customers' needs with respect to information processing services to the healthcare industry. We believe that this strategy provides the greatest opportunity for leveraging our existing infrastructure to maintain a consistent base of recurring revenues.

We believe that the healthcare market offers attractive opportunities for continued growth. In pursuing our business strategy, we seek both to increase our penetration of existing markets and to identify and create new related markets through the development of new applications, enhancement of existing products, and increasing Internet utilization. Additionally, we are expanding our distribution channels, including through the Internet, and, where appropriate, investing in or forging alliances with companies that have compatible products, services, development and/or distribution capabilities.

NDC Health serves a diverse customer base comprised of more than 180,000 physicians, ninety percent of the pharmacies in North America and greater than thirty percent of the pharmacies in the United Kingdom, more than twenty percent of the nation's hospitals, over 100 pharmaceutical manufacturers and over 1,000 health care payers. In addition, we are in the start up phase of entering the German and U.K. information markets. We believe that our presence in the multiple pharmacy, managed care organization, physician, hospital, pharmaceutical manufacturer, and healthcare payer markets is broader than any other
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similar healthcare information company and provides us with a strong competitive advantage.

Further, the Internet provides NDC Health with new product opportunities for handling financial, administrative and clinical transactions as well as for information management services. We are aggressively building on our systems, network and information management capabilities to take advantage of the Internet. As the Internet has expanded the market to new users and provided new distribution channels, we have and will continue to Internet-enable our existing and new products and services in a robust security environment.

Our intelligent network solutions provide transaction processing services between providers and payers. Our intelligent network goes beyond simple data transport by offering customized validation and information processes for a broad range of transaction types between multiple providers and payers. The point-of-service systems that we offer directly and through various alliances and strategic investments provide our customers with applications to improve their efficiency of operation, promote cost containment and enhance the overall quality and predictability of patient care outcomes, while providing enhanced connectivity and additional transaction volume to our intelligent network. Our information management service solutions include proprietary healthcare information, consulting services and customized business intelligence solutions for our customers' emerging healthcare business issues. These services are currently offered primarily to pharmaceutical manufacturers and retail chain pharmacies. It is our intent to expand our markets to include hospitals, physicians and payers.

Our services assist our customers to manage costs and enhance the quality of patient care. Our applications strengthen their management of revenue and cash flow, reduce overhead costs, react quickly to changing market conditions, improve business operations and streamline administrative processes. Our revenue consists of recurring transaction processing fees, monthly maintenance and support fees, information management subscription fees, consulting services and software license revenue.

Healthcare Market
-----------------

We believe that the integrated services that we offer to the healthcare industry place us strategically in the center of a very dynamic marketplace. Because of our unique position, we manage healthcare related information from the point of patient contact through the point of payment. Through our information management service solutions we provide our customers with useable information from such data while maintaining the highest standards for patient confidentiality.

There is a growing worldwide need in healthcare for information solutions and health information technology services. Industry estimates are that over $1.2 trillion is spent annually on healthcare in the United States alone. Of this amount, $210 billion is spent on administrative tasks and $400 billion is spent on inappropriate treatment, while only
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$590 billion is spent on appropriate treatment. We believe that our integrated solutions provide information and services useful in reducing administrative and other related healthcare costs and expenses. Additionally, the aging worldwide population is providing more need for improved information technology services relating to the healthcare industry. Because a high percentage of healthcare transactions are still handled using manual, paper-based methods, or are not being consistently performed, we believe that the healthcare industry is one of the largest untapped markets for providing information services. Our solutions provide the tools to help providers and payers reduce administrative expense and improve the clinical experience, while at the same time providing a robust source for statistical and analytical information required by our customers.

The healthcare industry is heavily regulated at both the federal and state level. Recent legislation offers unique opportunities to NDC Health. We expect that the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") will have far reaching effects on the healthcare industry. HIPAA requires healthcare providers and payers electronically transmitting healthcare information (e.g. eligibility, claims/encounters, and remittance advice) to use a standard format by October 16, 2002. Providers and payers are able to satisfy many HIPAA obligations through the solutions offered by NDC Health. We believe that we are well positioned to provide these solutions as we currently provide many of the services that meet the expected HIPAA requirements.

Products, Services and Distribution Channels
--------------------------------------------

The following discussion provides greater detail on our major products and services and our distribution channels.

Provider and Payer Solutions

We believe our intelligent network and the point-of-service systems that we offer streamline our customers' workflow, improve cash flow, provide real-time information to help providers better manage their practices, and give the healthcare industry new and improved methods to assure a higher quality of care at a lower cost. We process over 4 billion transactions per year including those that we process for Global Payments Inc. Over 2 billion of these transactions are healthcare transactions and the value of the claims processed is over $250 billion. NDC Health believes that its real-time health intelligent network is the world's largest and most advanced. Since 1996, Faulkner & Gray's Health Data Directory has listed the NDC Health intelligent network as the largest independent clearinghouse for healthcare transaction processing in the nation. We offer our customers NDC proprietary solutions as well as those of our alliance partners, such as the pharmacy solution we sell for our partner TechRx. The point-of-service systems that we offer help our clients to improve efficiency and reduce costs while also serving as an additional source of transaction volume for our intelligent network.
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NDC Health offers payers customized real-time electronic connectivity to their provider networks through the NDC Health intelligent network including Internet access for claims/encounter editing, submission and adjudication, eligibility verification, remittance advice, referral authorization, claim status and tracking and provider enrollment services. NDC Health also offers payers the ability to submit or receive non-HIPAA transactions through the NDC Health intelligent network, saving payers from costly legacy system conversions.

Electronic transactions demand in the healthcare market is generally under penetrated. We believe that with the growing acceptance of healthcare technology and the need to speed payment while reducing costs, there will be a significant increase in the number and types of electronic transactions. Many of the new transaction types may have broad impact across the health care continuum. For example, new solutions such as electronic prescriptions add new information needs as well as directly impacting the way physicians, hospitals, pharmacies and payers practice and do business. Other examples include electronic referrals from physicians to hospitals and the increased use of medical data from physicians, hospitals and other providers to satisfy new types of healthcare information needs.

Accordingly, we expect significant growth opportunities from further automating existing NDC Health customers. This will happen as a result of the continued increase in transactions as the population ages and increased use of electronic transmission for both existing transaction sets and new transaction sets. We believe that the HIPAA standards will accelerate this trend.

Our provider and payer solutions distributed to the pharmacy, hospital and physician markets are described below:

     Pharmacy Solutions

     Our pharmacy solutions include transaction processing, information management services, value added pre- and post-transaction edit processes, payer adjudication services and in-store practice management systems. We currently provide one or more of these solutions to more than 90% of the pharmacies in North America and 30% of the pharmacies in the United Kingdom, totaling over 55,000 chain, independent, mail order, managed care and institutional outlets. Pharmacy practice management systems in North America are offered through our strategic alliance with TechRx and our payer adjudication services are offered through our relationship with HealthTrans. We are often able to leverage the non-patient identifiable anonymous data from these transactions by providing input not only for our pharmacy information management service solutions but also for the solutions we provide to pharmaceutical manufacturers.
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     Our pharmacy solutions are currently offered in the United States and the
     United Kingdom through both the Internet and our direct sales force. We compete with many companies; however, we believe that we are the largest provider of pharmacy solutions in North America.

     Hospital Solutions

     We provide hospitals with transaction processing, Internet-based services and application software to support the administrative, financial and clinical information management requirements of over 1,200 hospitals and health systems in the United States. Our customers represent almost 40% of those hospitals in the United States with more than 400 beds. Our application software solutions include claims preparation and submission, payer specific edits, eligibility verification, remittance management, compliance management and document storage. These solutions provide additional transaction volume and interface with our intelligent network to access our transaction processing solutions. We compete with many companies; however, we believe that we are the largest provider of hospital solutions in North America.

     Our hospital solutions are offered in the United States through our direct sales force as well as through multiple strategic alliances, such as with Shared Medical Systems.

     Physician Solutions

     Our physician solutions provide practice management systems, transaction processing and Internet-based services to support the administrative, financial and clinical information management requirements of physicians. We believe more than 180,000 physicians in the United States use one or more of our services. In addition, we have a number of alliance partners, such as InfoCure, ParkStone Medical Information Systems, Healinx, Trizetto, Galt Associates, Cybear and Medscape, through which we offer our solutions. Our industry leading, Windows-based practice management systems include MediSoft patient accounting software and LYTEC practice management systems. We believe that approximately 130,000 physicians (29% of the available market) use our MediSoft or LYTEC systems. Our transaction processing solutions provide claim/encounter editing, submission and adjudication, authorization, and prescription order and refill authorization through our intelligent network. We recently established relationships with providers of hand-held personal digital assistant systems to exchange real-time physician prescription orders with our pharmacy solutions customers via our intelligent network. We believe we are the leading direct provider of physician intelligent solutions in our targeted market segment in the United States.
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     Our physician solutions are offered in the United States through value-
     added resellers, direct mail, our direct sales force and the Internet.

Our provider and payer solutions generally represent between 55 and 60% of our revenues.

Information Management Solutions

We provide sales and marketing management information, research and consulting services, and customized business intelligence information solutions to more than 100 pharmaceutical manufacturers and 45 pharmacy chains. Our offerings include numerous major products and services and customized solutions that draw statistical and analytical inferences and models from our data repository. Our repository is managed and maintained in a 28-terabyte dynamic data warehouse. Our solutions transform this vast volume of patient anonymous data into information that our customers can use in order to more effectively manage their businesses and provide better patient care. This information includes data sets with information on prescription sales, rebates, and sampling as well as demographic and prescription information on managed care payers, pharmacy providers, physician over the counter recommendations, physician and healthcare providers, retail prescription sales, non-retail institutional sales and non-retail outlets. NDC Health is able to provide this information in a secure environment respecting the confidentiality, privacy and ownership of patient and provider records. Our customers are able to use this information in analyzing issues such as prescriber targeting and profiling, product research and development, new product launch, sales compensation and management, the influence of managed care, pricing, clinical information and payment information. These solutions generally represent between 40 and 45% of our revenue.

Our information solutions are offered in the United States and in start-up operations in the United Kingdom and Germany through our direct sales force. Our primary competitor in providing these solutions is IMS Health.

Operations and Systems Infrastructure
-------------------------------------

We operate multiple data and customer support facilities. The primary facilities are in Atlanta, Georgia; Phoenix, Arizona; Tulsa, Oklahoma; the United Kingdom; and Germany.

Because of the large number and variety of our products and services, we do not rely on a single technology to satisfy our sophisticated computer systems needs but instead employ technology that is suitable for each particular processing requirement. Given this approach, we utilize (i) fault-tolerant computers for high volume, real time transaction processing; (ii) award-winning client-server technology for end-user data base applications; (iii) Internet technology for transaction processing among computers in our solutions; (iv) Internet solutions to reach directly to providers and pharmaceutical
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manufacturers; (v) the latest central systems for large scale transaction and batch data processing; and (vi) HP, Compaq, SUN, IBM, UNIX, Dell, NT and Windows-based systems for specialized communication and data base applications systems. The larger systems are linked via high speed, fiber optic-based networked backbones for file exchange and inter-system communication purposes; other systems use high speed LAN connections. The bulk of these system connections utilize the Internet TCP/IP architecture. We also maintain storage systems connected to the backbones, including robotic tape libraries and optical storage for archival purposes. Our experienced systems, operations and production control staff support our systems, with advanced network control.

Our communications network is made up of numerous discrete networks, each designed for a different purpose. We maintain three primary networks in addition to our support of the public Internet: a dial-up, short transaction network; a private line nationwide high bandwidth network; and a dial-up voice/data network for interactive and voice traffic. We also maintain a number of support services offering wireless, Internet and ISDN connectivity. The network environment supports a diverse set of telecommunication protocols to respond to its diverse customer requirements.

Employees
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As of November 30, 2000, NDC Health had approximately 1,600 employees. Many of our employees are highly skilled in technical areas specific to the healthcare industry, and we believe that our current and future operations depend substantially on retaining such employees. Our employees are not represented by any labor union and we believe our employee relations to be excellent.

Line of Credit Commitment
-------------------------

NDC Health has a commitment for a new credit facility providing a $50 million revolving line of credit. This credit facility will become effective upon completion of the spin-off and will be available for working capital and general corporate purposes after the spin-off. The line will have a variable interest rate based on market rates and customary origination-related fees and expenses. The credit agreement will contain certain financial and non-financial covenants customary for financings of this nature. The facility will have a one-year term, with the option for NDC Health to convert any outstanding borrowings at the maturity date to a term loan repayable at the first anniversary of the initial maturity date. We feel that this facility meets our requirements over the two-year period, while allowing us the flexibility to reset our credit facility based on requirements that solidify over the next twelve months.